As filed with the Securities and Exchange Commission on September 7, 2000.

                                                    Registration No. __________




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  __________

                            CONRAD INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                          72-1416999
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                               1501 FRONT STREET
                                 P. O. BOX 790
                             MORGAN CITY, LA 70381
                       (ADDRESS, INCLUDING ZIP CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

         CONRAD INDUSTRIES, INC. AMENDED AND RESTATED 1998 STOCK PLAN
                           (FULL TITLE OF THE PLAN)

                                  __________

                              WILLIAM H. HIDALGO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CONRAD INDUSTRIES, INC.
                               1501 FRONT STREET
                                 P. O. BOX 790
                             MORGAN CITY, LA 70381
                                (504) 384-3060
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:

                              DIONNE M. ROUSSEAU
         JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE
                       NEW ORLEANS, LOUISIANA 70170-5100

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed
                                                 maximum      Proposed
                                                 offering     maximum
                               Amount            price        aggregate       Amount of
Title of securities            to be             per          offering        registration
to be registered               registered(1)     share        price           fee

Common Stock                   542,100 Shares    $6.52(2)     $3,536,258(2)   $  933(2)
($.01 par value per share)     407,900 Shares    $9.59(3)     $3,911,761(3)   $1,033(3)
                               -------                        ----------      ------
                               950,000                        $7,448,019      $1,966
                                                              ==========      ======

___________________

(1)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the price at which outstanding options granted under the Plans may be exercised.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq Stock Market, Inc. on August 31, 2000.



                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Conrad Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed pursuant to Section 13 of the Exchange Act;

     (d)  The  description  of  the Common Stock of the Company included in
Item 1 of the Company's Registration Statement on Form 8-A dated May 13, 1998, filed under the Exchange Act, incorporated by reference from the description set forth under the captions "Summary" and "Description of Capital Stock" in the prospectus forming part of the Company's Registration Statement on Form S-1, Registration No. 333-49773 filed under the Securities Act of 1933.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breath of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breath of the director's duty of loyalty to the corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Company's Charter states that:

     No director  of  the  Corporation  shall  be  personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; PROVIDED, HOWEVER, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     In addition, Article VI if the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

     The Company has in effect a directors' and officers' liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Specimen Common Stock Certificate (filed as Exhibit 4 to the Company's Registration Statement on Form 8-A and incorporated by reference herein).

     4.2 Registration Rights Agreement by and among Conrad Industries, Inc., J. Parker Conrad, John P. Conrad, Jr., Katherine C. Court, The John P. Conrad, Jr. Trust, The Danial T. Conrad Trust, The Glen Alan Conrad Trust, The Kenneth C. Conrad Trust, The Katherine C. Court Trust, The James P. Conrad Trust, William H. Hidalgo, and Cecil A. Hernandez (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for year ended December 31, 1998 and incorporated by reference herein).

     4.3 Registration Rights Agreement between Conrad Industries, Inc. and Morgan Keegan & Company, Inc. (filed as Exhibit 4.3 to the Company's Annual Report on Form10-K for year ended December 31, 1998 and incorporated by reference herein).

     5    Opinion   of   Jones,  Walker,  Waechter,  Poitevent,  Carrere  &
          Denegre, L.L.P.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent   of   Jones,  Walker,  Waechter,  Poitevent,  Carrere  &
          Denegre, L.L.P. (included in Exhibit 5).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morgan City, Louisiana, on September 7, 2000.

                                   CONRAD INDUSTRIES, INC.



                                   By: /S/ WILLIAM H. HIDALGO

                                            William H. Hidalgo
                                   President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William H. Hidalgo and Cecil A. Hernandez, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                 TITLE         DATE


/S/ J. PARKER CONRAD                             Co-Chairman of   September 7, 2000
J. Parker Conrad                                    the Board


/S/ JOHN P. CONRAD, JR.                          Co-Chairman of   September 7, 2000
John P. Conrad, Jr.                                 the Board


/S/ WILLIAM H. HIDALGO                          President, Chief  September 7, 2000
William H. Hidalgo                                  Executive
(Principal Executive Officer)                     Officer and a
                                                    Director


/S/ CECIL A. HERNANDEZ                           Vice President-  September 7, 2000
Cecil A. Hernandez                                 Finance and
(Principal Financial and                         Administration,
Accounting Officer)                              Chief Financial
                                                     Officer
                                                 and a Director

/S/ MICHAEL J. HARRIS                               Director      September 7, 2000
Michael J. Harris


/S/ LOUIS J. MICHOT, JR.                            Director      September 7, 2000
Louis J. Michot, Jr.


/S/ RICHARD E. ROBERSON, JR.                        Director      September 7, 2000
Richard E. Roberson, Jr.